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                                                                      EXHIBIT 21

                         REGENCY HEALTH SERVICES, INC.

                       LIST OF WHOLLY OWNED SUBSIDIARIES

1.       Hallmark Health Services, Inc. -- a Delaware corporation
2.       Brittany Rehabilitation Center, Inc. -- a California corporation
3.       Meadowbrook Rehabilitation Center -- a California corporation
4.       Vista Knoll Rehabilitation Center, Inc. -- a California corporation
5.       Paradise Rehabilitation Center, Inc. -- a California corporation
6.       Rosewood Rehabilitation Center, Inc. -- a California corporation
7.       Stockton Rehabilitation Center, Inc. -- a California corporation
8.       North State Home Health Care, Inc. -- a California corporation
9.       First Class Pharmacy, Inc. -- a California corporation
10.      Paso Robles Rehabilitation Center -- a California corporation
11.      Hawthorne Rehabilitation Center -- a California corporation
12.      Willowview Rehabilitation Center -- a California corporation
13.      Carmichael Rehabilitation Center -- a California corporation
14.      Covina Rehabilitation Center -- a California corporation
15.      Huntington Beach Convalescent Hospital -- a California corporation
16.      Rose Rehabilitation Center -- a California corporation
17.      Shandin Hills Rehabilitation Center -- a California corporation
18.      Grand Terrace Rehabilitation Center -- a California corporation
19.      Glendora Rehabilitation Center -- a California corporation
20.      Meadowview Rehabilitation Center -- a California corporation
21.      Newport Beach Rehabilitation Center -- a California corporation
22.      Fairfield Rehabilitation Center -- a California corporation
23.      Linda-Mar Rehabilitation Center -- a California corporation
24.      Coalinga Rehabilitation Center -- a California corporation
25.      Heritage Rehabilitation Center -- a California corporation
26.      Harbor View Rehabilitation Center -- a California corporation
27.      Fullerton Rehabilitation Center -- a California corporation
28.      Evergreen Rehabilitation Center -- a California corporation
29.      Casa de Vida Rehabilitation Center -- a California corporation
30.      RHS Management Corporation -- a California corporation
31.      Braswell Enterprises, Inc. -- a California corporation
32.      Jackson Rehabilitation Center, Inc. -- a California corporation